NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                    MEDIA CONTACT:
Michael Cimini                                       Lois Whitman
KCSA Public Relations Worldwide                      HWH Public Relations
(212) 682-6300                                       (212) 355-5049
mcimini@kcsa.com                                     loisw@hwhpr.com

                      HIENERGY TECHNOLOGIES, INC. RECEIVES
         LETTER REGARDING POSSIBLE INTEGRATION IN SMARTRUCKTM PROTOTYPE

IRVINE, California, September 27, 2004 - HiEnergy Technologies, Inc. (OTCBB:
HIET) (the "Company"), announced today that it received a letter from Integrated Concepts & Research Corporation ("ICRC") advising of its intention to issue a subcontract to the Company for assistance in completing the manufacture and delivery of a single SmarTruckTM prototype integrating the Company's CarBomb FinderTM System. ICRC, an engineering and technical services company and subsidiary of Alaska-based Koniag, Inc., is under contract with the U.S. Army's National Automotive Center to develop and deliver the SmarTruckTM prototype to the Capital Police in Washington, D.C. for field testing in time for the presidential inauguration in January 2005.

Funding for the SmarTruckTM prototype initiative has been requested through the National Automative Center contract, and ICRC has informed the Company that an award is anticipated in approximately mid-October 2004. Once this funding is secured, ICRC, which reserved the right to subcontract directly to all vendors and suppliers on the program, intends to issue a subcontract to the Company, through which the Company will work on integrating its CarBomb FinderTM technology into the SmarTruckTM prototype.

Dr. Bogdan Maglich, President of the Company, said "We are extremely pleased about the confidence which ICRC has shown in our explosive detection technology by offering us the chance to participate in this worthwhile initiative, and look forward to working closely with ICRC to integrate our CarBomb FinderTM into the SmarTruckTM prototype." Management is cognizant that there can be no guarantee that ICRC will receive the anticipated funding for the initiative, or that the Company will arrive at an acceptable sub-contract with ICRC, or be able to integrate its CarBomb FinderTM into the SmarTruckTM prototype within the required specifications.

The authorization to obtain stoichiometric explosive detection technology, the basis of the Company's CarBomb FinderTM , for the SmarTruckTM was included in the Defense Appropriations Act for Fiscal Year 2005, which was signed into law by President Bush on August 5, 2004.

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ABOUT INTEGRATED CONCEPTS & RESEARCH CORPORATION

Integrated Concepts and Research Corporation (ICRC) is a subsidiary of Koniag, Inc., an Alaskan Native Corporation. ICRC was SBA 8(a) certified in 1996. ICRC is an engineering and technical services company with a strong information technology practice.

ICRC has an excellent reputation for managing government tasks that involve complex solutions. For six years, ICRC has managed numerous US Army research and development projects, including the Army's SmarTruck(TM) program. ICRC is leading one of the Department of Energy's efforts to produce, test and evaluate alternative clean burning diesel fuels. ICRC also operates materials testing laboratories for NASA; builds computer work stations for employees with disabilities for the Social Security Administration; as well as provides the U.S. Army Corps of Engineers with state of the art IT services. ICRC is also on the team managing the planned expansion of the Port of Anchorage. For further information see www.icrc-hq.com .

ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") is a nuclear technologies-based company focused on the research and development of proprietary neutron-based "stoichiometric" sensor devices, which have the ability to determine automatically, whether an object or container carries dangerous or illicit selected substances, such as explosives, biological agents or illicit drugs. HiEnergy's primary focus is currently on the commercialization of the Company's prototype device called the "CarBomb Finder", which it intends to market to governmental and private entities as well as distribute through industry partners. Additionally, the Company continues to be focused on the research and development of additional applications of its technologies and the further exploitation of its technology assets both internally and through potential licensing and collaboration arrangements with third parties.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts,"

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"potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.